UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39172 (Commission file number)	80-0103152 (I.R.S. Employer Identification No.)

3331 Street Road, Suite 200 Bensalem, Pennsylvania (Address of principal executive offices)	19020 (Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2022, StoneMor Inc. (the “Company”), the guarantors named therein and Signature Bank, as Agent and sole initial lender, entered into a Loan and Security Agreement (the “Loan Agreement”) providing for a senior secured revolving line of credit facility that initially will be $45 million and, if additional commitments are received, may be increased to up to $60 million. Capitalized terms used in this description of the Loan Agreement but not defined herein have the same respective meanings as are assigned to such terms in the Loan Agreement.

Revolving Credit Facility

The Loan Agreement provides for a revolving credit facility of up to the total commitments, which initially are $45 million and may be increased by an additional $15 million upon receipt of such additional commitments. The Loan Agreement includes a letter of credit subfacility of up to $20 million. Loans under the Loan Agreement are subject to a borrowing base equal to the excess of (a) the sum of (i) unrestricted cash held in deposit accounts controlled by the Agent plus (ii) 40% of the book value of Eligible Unsold Burial Lots over (b) reserves established by the Agent in its reasonable discretion, including with respect to other products or services extended by any Lender to the Company. Loans may be prepaid at any time without penalty or premium (other than customary SOFR breakage indemnity provisions with respect to prepayment of Benchmark Rate Loans), and all Loans will be due and payable on August 26, 2027 unless payment is required sooner under the Loan Agreement. The proceeds of any Loans will be used from time to time to pay the fees and expenses of closing under the Loan Agreement and for working capital, acquisitions and other general corporate purposes.

Interest

The Company has the option of treating Loans as Base Rate Loans or Benchmark Rate Loans, and converting Base Rate Loans to Benchmark Rate Loans. Base Rate Loans will bear interest at a per annum rate equal to the sum of (a) the greatest of (i) the prime rate as published in The Wall Street Journal, (ii) the Federal Funds Rate plus 0.50% or (iii) the Benchmark Interest Rate for a one-month interest period plus 1.0%, provided that the rate calculated under this clause (a) shall not be less than 2.0%, plus (b) 2.0%. Benchmark Rate Loans will bear interest at a per annum rate based on the interest period selected by the Company (which shall be one, three or six months) equal to the sum of (a) the Term SOFR Screen Rate with a term equivalent to the applicable interest period plus the SOFR Adjustment (which will be 0.1%, 0.15% and 0.25% for one-, three- and six-month interest periods, respectively), provided that the rate calculated under this clause (a) shall not be less than 1.0%, plus (b) 2.63%. Interest shall be payable (a) for each Benchmark Rate Loan, on the last day of the applicable interest period and, if such interest period is more than three months, each three-month anniversary of the beginning of the interest period and (b) for all other Loans, on the first day of each calendar quarter. The Benchmark Rate as of August 26, 2022 was 3.87%.

Guarantees and Collateral

The Company’s obligations under the Loan Agreement are jointly and severally guaranteed (the “Guarantees”) by each of the Company’s existing and future direct and indirect domestic subsidiaries, with certain exceptions (each, a “Guarantor” and collectively, the “Guarantors”). The Company’s obligations under the Loan Agreement and the Guarantors’ obligations under the Guarantees are secured by a lien on and security interest in (subject to permitted liens and security interests) substantially all of the Company’s and the Guarantors’ existing and future property and assets, excluding certain assets which include, among others: (a) trust and other fiduciary accounts and amounts required to be deposited or held therein, (b) assets that may not be pledged as a matter of law or without governmental approvals and (c) owned and leased real property that (i) may not be pledged as a matter of law or without the prior approval of any governmental authority or third person, (ii) is not operated or intended to be operated as a cemetery, crematory or funeral home or (iii) has a fair market value of less than $3.0 million.

The Company’s obligations under the Loan Agreement are its senior secured obligations and the Guarantees are the Guarantors’ senior secured obligations. The obligations of the Company and each Guarantor will:

•
rank equal in right of payment with all of the Company and each Guarantor’s existing and future senior indebtedness, including the Company’s 8.500% Senior Secured Notes due 2029 (the “Notes”) issued pursuant to an indenture (the “Indenture”), dated as of May 11, 2021, by and among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent;

•
rank senior in right of payment to all of the Company’s and each Guarantor’s existing and future subordinated indebtedness;
•
be effectively senior to all of the Company’s and each Guarantor’s unsecured senior indebtedness to the extent of the value of the collateral securing the obligations under the Loan Agreement and the Guarantees;
•
be contractually senior to the Company’s and each Guarantor’s obligations under the Notes and the guarantees thereof to the extent of the value of the collateral securing the obligations under the Loan Agreement and the Guarantees, subject to the terms of an intercreditor agreement; and
•
be structurally subordinated to all indebtedness and other obligations of the Company’s existing and future subsidiaries that do not guarantee the Company’s obligations under the Loan Agreement.

On August 26, 2022, the Company, the Guarantors, Wilmington Trust, National Association, as trustee and collateral agent under the Indenture and as Second Priority Collateral Agent, and Signature Bank, as First Priority Collateral Agent, entered into an Intercreditor Agreement (the “Intercreditor Agreement”). Pursuant to the Intercreditor Agreement:

•
any liens on the collateral securing First Priority Obligations under the Loan Documents, regardless of how acquired, are senior and prior to any lien on the collateral securing any Second Priority Obligations under the Second Priority Documents (each as defined in the Intercreditor Agreement);
•
any liens on the collateral securing Excess First Priority Obligations (as defined in the Intercreditor Agreement) under the Loan Documents, regardless of how acquired, are junior and subordinate to any lien on the collateral securing any Second Priority Obligations up to the Second Priority Cap Amount (as defined in the Intercreditor Agreement) (but only with respect to such excess amounts); and
•
any liens on the collateral securing Excess First Priority Obligations, regardless of how acquired, are senior and prior to any lien on the collateral securing any Excess Second Priority Obligations (as defined in the Intercreditor Agreement).

Subject to certain exceptions, the Intercreditor Agreement provides that all of the collateral securing the First Priority Obligations be the same as all of the collateral securing Second Priority Obligations and all of the collateral securing the Second Priority Obligations be the same as all of the collateral securing the First Priority Obligations.

The Intercreditor Agreement also provides that the payment obligations under the Loan Agreement and the Notes rank pari passu with each other. Notwithstanding the foregoing, so long as the First Priority Obligations have not been Discharged (as defined in the Intercreditor Agreement), any Collateral (as defined in the Intercreditor Agreement) or any proceeds thereof, or sale proceeds of the Collateral received in connection with any Enforcement Action (as defined in the Intercreditor Agreement) or other exercise of remedies by the First Priority Collateral Agent or First Priority Claimholders, shall be applied:

•
first, by the First Priority Collateral Agent to the First Priority Obligations that are not Excess First Priority Obligations in such order as specified in the relevant First Priority Loan Documents;
•
second, to the payment by the Second Priority Collateral Agent of the Second Priority Obligations that are not Excess Second Priority Obligations in such order as specified in the relevant Second Priority Loan Documents;
•
third, by the First Priority Collateral Agent to the payment of any Excess First Priority Obligations in such order as specified in the relevant First Priority Loan Documents;
•
fourth, by the Second Priority Collateral Agent to the payment of any Excess Second Priority Obligations in such order as specified in the relevant Second Priority Documents; and
•
fifth, to the applicable Grantor or as otherwise required by applicable law;

provided that any non-cash Collateral or non-cash proceeds will be held by the First Priority Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable.

To the extent that any Collateral (or proceeds thereof) comes into the possession or under the control of the Second Priority Collateral Agent or any other Second Priority Claimholder at any time prior to the Discharge of First Priority Obligations, the Second Priority Collateral Agent is obligated under the Intercreditor Agreement to promptly turn over such Collateral (and proceeds thereof, if any) to the First Priority Collateral Agent.

The Intercreditor Agreement further provides that so long as the First Priority Obligations have not been Discharged and subject to certain exceptions, the First Priority Agent has the exclusive right to commence and maintain an Enforcement Action, or otherwise exercise any rights or remedies with respect to the collateral securing the obligations under the Loan Agreement and the Notes.

Covenants

The Loan Agreement requires the Company and the Guarantors, as applicable, to comply with various (a) affirmative covenants regarding, among other matters, delivery to the Agent and the Lenders of financial statements and certain other information or reports filed with the Securities and Exchange Commission, and (b) negative covenants that, subject to certain exceptions, limit the Company’s and Guarantors’ ability to: (i) incur additional indebtedness; (ii) make capital expenditures in excess of $15 million; (iii) pay dividends, redeem subordinated debt or make other restricted payments; (iv) make certain investments; (v) create or incur certain liens; (vi) form, acquire or issue stock of any Restricted Subsidiaries; (vii) enter into certain transactions with affiliates; (viii) merge, consolidate or transfer substantially all of its respective assets; (ix) agree to dividend or other payment restrictions affecting the Company or any Restricted Subsidiaries; (x) change the business it conducts or make certain other fundamental changes; (xi) amend its charter documents or any documents relating to the Notes; (xii) make certain loans; (xiii) make payments on indebtedness except in accordance with the required terms thereof; and (xiv) transfer or sell assets, including capital stock of a Restricted Subsidiary. In addition, upon the occurrence of any event of default under the Loan Agreement or usage of more than 87.5% of the commitments under the Loan Agreement for a period of at least five consecutive business days, the Company will be required to maintain a Total Net Leverage Ratio of not more than 6.50 to 1.0 for each full fiscal quarter, until during each of the preceding thirty (30) consecutive days, no Event of Default has existed and Revolver Usage has been equal to or less than 87.5% of the Commitments.

Events of Default

The Loan Agreement contains customary events of default the occurrence of which could, subject to certain conditions, cause the obligations under the Loan Agreement to become immediately due and payable, including, but not limited to, defaults by the Company (i) in the payment of the principal of any the Loans when the same becomes due and payable upon acceleration, demand or otherwise or (ii) in the payment of interest on any Loan when the same becomes due and payable and the default continues for a period of 3 business days; failure to comply with certain covenants in the Loan Documents, subject, with respect to certain covenants, to a cure period following notice by the Agent; any breach of an agreement relating to the Notes or any other debt agreement relating to indebtedness in excess of $20 million if the maturity of or any payment with respect to such indebtedness could be accelerated or demanded as a result of such breach; any loss, theft, damage or destruction of collateral securing the Loans in an amount not covered by insurance that exceeds $20 million; any judgment for the payment of money is entered in an amount that exceeds $20 million or more (excluding amounts covered by insurance) which judgments are not stayed or covered by insurance; and certain events of bankruptcy or insolvency.

The description of the Loan Agreement and the Intercreditor Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement dated as of August 26, 2022 by and among StoneMor Inc., the guarantors named therein and Signature Bank, as Agent and sole initial lender.
10.2	Intercreditor Agreement dated as of August 26, 2022 by and among StoneMor Inc., the guarantors named therein, Wilmington Trust, National Association, and Signature Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2022	STONEMOR INC.
	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer